                                                                   EXHIBIT 12.2
                                                                    PAGE 1 OF 1

                            THE DERBY BICYCLE GROUP
              COMPUTATION OF RATIO OF EBITDA TO INTEREST EXPENSE
                      (IN MILLIONS, EXCEPT RATIO AMOUNTS)

                                         FISCAL YEAR                          NINE MONTHS ENDED
                         ----------------------------------------------- ----------------------------
                                                                                          PRO FORMA
                                                              PRO FORMA  SEPTEMBER 27,  SEPTEMBER 27,
                            1993     1994  1995  1996  1997     1997         1998           1998
                         ----------- ----  ----  ----  ----  ----------- -------------  -------------
                         (UNAUDITED)                         (UNAUDITED)  (UNAUDITED)    (UNAUDITED)
Operating income........    29.1     22.7  22.0  33.4  29.7     29.7         22.7(/1/)      22.7(/1/)
Add
 Depreciation...........     7.3      9.1   9.8   9.4   9.4      9.4          7.3            7.3
 Amortization...........    (0.8)    (1.3) (1.1) (1.2) (0.8)    (0.8)        (0.4)          (0.4)
 Amortization of pension
  transition asset......    (2.5)    (2.5) (2.7) (2.7) (2.5)    (2.5)        (1.9)          (1.9)
                            ----     ----  ----  ----  ----     ----         ----           ----
EBITDA..................    33.1     28.0  28.0  38.9  35.8     35.8         27.7           27.7
                            ====     ====  ====  ====  ====     ====         ====           ====
Interest expense........    10.5     10.5   9.4   8.0   7.5     19.6         11.5           16.5
Ratio of EBITDA to in-
 terest expense.........     3.2      2.7   3.0   4.9   4.8      1.8          2.4            1.7
                            ====     ====  ====  ====  ====     ====         ====           ====

--------

(1) Operating income excludes $5.7 million of one-time reorganization costs incurred in the nine months ended September 27, 1998, for the Recapitalization.